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                              CONSULTING AGREEMENT
                              --------------------


This Consulting Agreement (the "Agreement") is made and entered into this 26 day of August, 2002

BETWEEN:

CHARLES  VAN  MUSSCHER,  a  businessman  residing  in  Gruenwald,  Germany

                  (hereinafter referred to as the "Consultant")

                                OF THE FIRST PART

AND

DESTINY MEDIA TECHNOLOGIES INC., a company incorporated pursuant to the laws of the State of Colorado.
                    (hereinafter referred to as the "Client")

                               OF THE SECOND PART


WHEREAS the Consultant and Client are desirous that the Consultant provide certain services to the Client as set out herein.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                           I.     CONSULTING  SERVICES

The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall:

(a) Develop a marketing plan for the expansion of the Clipstream product sales business in Europe;
(b) Introduce the business of the Client to Consultants contacts throughout Europe;
(c) Introduce Client to Consultant's German contacts for the purpose concluding a joint-venture relationship, licensee or distributor for carrying on business in Germany and assist in such negotiations;
(d) Identify companies and/or product lines that Client might acquire that would be complimentary to the Client's business and assist in such acquisitions.

                     II.  TIME, MANNER AND PLACE PERFORMANCE

The Consultant provides services similar to those provided for herein to other clients. The Client agrees that the Consultant does not and shall not be required to devote its full time and efforts to the Client. The Consultant shall devote such time to the Client as is reasonable and necessary to provide the Consulting Services to the Client. Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may mutually be agreed upon.

                           III.  TERM OF THE AGREEMENT

The Term of this Agreement shall be twelve (12) months, commencing on the date of this Agreement set forth above ending twelve months of such date (the "Term"), subject however, to prior termination as provided in Section XI of this Agreement.


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                                IV.  COMPENSATION

In consideration of the Consulting Services to be provided to the Client by the Consultant, Client hereby agrees to compensate Consultant as follows:

     a. Client shall issue 150,000 shares the common stock of the Client on or before September 1, 2002 to the Consultant. The Shares have an aggregate value of US $15,000 dollars based upon a price of $.10 per share (the "Shares"). The Shares shall be issued without "restriction" and shall be free trading.


     b. On or before December 1, 2002 Client shall issue 150,000 shares the common stock of the Client to the Consultant. The Shares have an aggregate value of US $15,000 dollars based upon a price of $.10 per share (the "Shares"). The Shares shall be issued without "restriction" and shall be free trading.

     c. The shares issued pursuant to this subparagraph shall be issued free and clear of any liens and encumbrances. The Shares shall be deemed fully earned upon receipt by Consultant provided that the Consultant performs the services represented pursuant to this Agreement. The shares issued pursuant to this subparagraph shall be issued free and clear of any liens and encumbrances.


                          V. DISCLOSURE OF INFORMATION

The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client's and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates ("Confidential Information"). The Consultant will not, during and after the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any Confidential Information to any person, except authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process. Any information which has been disclosed to the public by the Client or upon the authorization of the client shall not be considered Confidential Information.



                           VI. NATURE OF RELATIONSHIP

Nothing in this Agreement shall render any party a general partner of the other. Except as set forth in this Agreement neither party is nor shall be a general agent for the other and neither party is given authority to act on behalf of the other. The Consultant is retained by the Client in an independent capacity and except as set forth in this Agreement, Consultant shall not enter into any agreement or incur any obligation on behalf of the Client.


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         VII.  INDEMNIFICATION  FOR SECURITIES LAWS VIOLATIONS AND LIMITATION OF
               LIABILITY

a. The Client agrees to indemnify and hold harmless the Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant may become subject under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended or German legislation and regulations, because of actions of the Client or its agent(s), Client's material publicly available to the Consultant, or materials provided to Consultant by Client for use by Consultant in its performance under this Agreement.

b. The Consultant agrees to indemnify and hold the Client and each officer, director and controlling person of the Client against any loses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonability incurred in investigating or defending any action or claim in respect thereof) to which the Client of such officer, director or controlling person may become subject under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended or German legislation and regulations, solely because of actions of the Consultant or his agent (s).



             VIII.     TERMINATION

Notwithstanding Section III of this Agreement, this Agreement may be terminated:

a. By the Client for any reason upon 30 days prior written notice to Consultant. The Client will issue a pro rata portion of the Shares that reflects the portion of the Term completed by Consultant prior to termination pursuant to this Section XI.

b.   By Consultant upon 30 days prior written notice to the Client in the event;

     (i) Client requests Consultant to perform acts or services in violation of any law, rule, regulation, policy or order of any federal or state regulatory agency,

     (iii) Client is engaging in conduct in violation of any law, including rules, regulations, orders and policies of any federal or state regulatory agency.

     In the event of termination by Consultant pursuant to Section XI b, the Client will issue a pro rata portion of the Shares that reflects the portion of the Term completed by Consultant prior to termination pursuant to this Section XI.

             IX.     NOTICES

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered via FAX, to the FAX number set forth below, or if sent by registered or certified mail, return receipt requested, to the address set forth below.

                 a.     If  to  Consultant:
                 Robert-Koch-Strasse  16
                 82031  Gruenwald,  Germany
                 Fax:  ++49  89  64  91  58  05

                 b.     If  to  Client:
                 950-555  West  Hastings  St.
                 Vancouver,  BC,  Canada
                 V6B  4N4


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                 Fax:  (604)  609-0611


                             X.     APPLICABLE LAW

This Agreement shall be interpreted and construed in accordance with and pursuant to the laws of the Province of BC.

                              XI.     ARBITRATION

Any dispute, difference or question which may arise at any time hereinafter between the Shareholders touching on the true construction of this Agreement and the respective rights and obligations of each party hereto to the other shall be referred to and settled by binding arbitration under the American Arbitration Association. No arbitration shall be commenced until the aggrieved party shall send to the other party a written notice describing the problem and stating a proposed solution ("Settlement Notice"). For Thirty (30) days after the sending of the Settlement Notice, the parties shall try to settle the dispute in good faith. During this Thirty (30) day settlement period, each party shall send to the other an additional written notice with further proposal for resolving the dispute and responding in detail to the last proposal of the other party. The contents of the Settlement Notice and of all discussions and writings during the Thirty (30) day settlement period shall be without prejudice and shall be privileged as settlement discussion and may not be used in any legal proceedings or arbitration. The place of arbitration shall be in the Province of BC. Judgement on the Arbitral award may be entered in any court in the Province of BCor in any court having jurisdiction. The parties hereby waive all defences as to personal jurisdiction, venue and sovereign immunity from attachment, exception and jurisdiction in any proceeding to confirm or enforce the award. The laws of the Province of BC shall govern all issues during the arbitration. The decision of the Arbitrator shall be final and finding on the parties.

                              XII.     SEVERABILITY

The provisions contained herein are severable and in the event any of them shall be held invalid, the Agreement shall be interpreted as if such invalid provisions were not contained herein.

                            XIII.     ENTIRE AGREEMENT

This entire Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations of the parties. This Agreement may not be modified, except in writing and signed by all parties hereto.


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                              XIV.     COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall constitute and be deemed an original, but both of which taken together shall constitute to one and the same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement the day and year first above written.



/s/ CHARLES VAN MUSSCHER
________________________________
CHARLES  VAN  MUSSCHER



DESTINY MEDIA TECHNOLOGIES INC


By:  /s/ Steve Vestergaard
     ___________________________
     Steve Vestergaard
Its: President & CEO



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